| 1© 2024 Quantum Corporation UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.) Filed by the Registrant ☒ Filed by a party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to Section 240.14a-12 Quantum Corporation (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required. ☐ Fee paid previously with preliminary materials. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

| 2© 2024 Quantum Corporation Supplement to Proxy Statement August 2024

| 3© 2024 Quantum Corporation Explanatory Note This supplement to proxy statement, dated August 2, 2024 (the Supplement), supplements the definitive proxy statement (Proxy Statement) filed by Quantum Corporation (Quantum) with the Securities and Exchange Commission (the SEC) on July 2, 2024, relating to Quantum’s 2024 Annual Meeting of Shareholders (the Annual Meeting). The Annual Meeting is scheduled to be held virtually on August 15, 2024. Notice of the Annual Meeting was first mailed to shareholders on or about July 2, 2024. This Supplement is being filed with the SEC solely to correct the amount of audit fees paid to Grant Thornton LLP and Armanino LLP for Quantum’s fiscal year 2024 (Fiscal 2024) and fiscal year 2023. Other than as indicated herein, no other changes have been made to the Proxy Statement as originally filed and mailed. No changes have been made to the proxy card as originally filed and mailed. The time and place of the Annual Meeting have not changed. The Annual Meeting will be held on August 15, 2024 at 8:30a.m., Pacific Time. In order to attend, you must preregister at http://www.viewproxy.com/QMCO/2024. Please see the Proxy Statement for additional attendance details. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement, as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

| 4© 2024 Quantum Corporation 1Originally billed in MYR and converted to USD based on treasury.gov published exchange rate for March 31, 2023. The following table supersedes and replaces the previously disclosed table related to our independent registered public accounting firm fees and services for Fiscal 2024 and fiscal year 2023, including out of pocket expenses: Fees Paid to Grant Thornton LLP Fees Paid to Armanino LLP Fiscal 2024 Fiscal Year 2023 Fiscal 2024 Fiscal Year 2023 Audit Fees $3,296,540 $9,3141 $1,018,496 $1,433,255 Audit-Related Fees - - - - Tax Fees - - 1,870 6,718 Other Fees - - - - Total $3,296,540 $9,314 $1,020,366 $1,439,973